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                                                                     EXHIBIT 4.1

NUMBER      PIONEER                                                      SHARES
            BANCORPORATION
            PARENT COMPANY OF PIONEER CITIZENS BANK OF NEVADA

          This                                          SEE REVERSE FOR
          Certifies                                     CERTAIN CONDITIONS
          That                                          IS THE OWNER OF
                              CUSIP 72356L102


Fully paid and non-assessable shares of $0.01 par value common stock of Pioneer Bancorporation. Transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Articles of Incorporation and Bylaws of the Corporation, copies of which are on file at the principal office of the Corporation, to all of which the owner, by acceptance hereof, assents. In Witness Whereof the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be Sealed with the Seal of the Corporation.

            Dated


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Secretary                                                            President

                            PIONEER BANCORPORATION
                            Corporate Seal Nevada
                                     1993